Exhibit 99.2

Unaudited Pro-forma Consolidated Financial Statements

SunOpta Inc.

For the quarter ended March 31, 2012 and the years ended
December 31, 2011, January 1, 2011 and December 31, 2009

On June 5 2012, SunOpta Inc. (“SunOpta” or the “Company”) completed the previously announced divestiture (the “Transaction”) of substantially all of the assets of the Company’s Canadian natural health products distribution business (operated as Purity Life Natural Health Products) (the “Business”) to an affiliate of Banyan Capital Partners (the “Purchaser”). The Business was previously operated as part of the Company’s International Foods Group. The consideration received by the Company at closing consisted of approximately Cdn $14,000,000 in cash, before transaction costs, plus a Cdn $700,000 note issued by the Purchaser in favor of the Company, which is contingent on future earnings targets. The Company expects to realize a net gain on the Transaction with the amount being dependent on finalization of the closing balance sheet and related closing costs, as well as subject to certain post-closing adjustments as described in the Asset Purchase Agreement.

The accompanying unaudited pro-forma consolidated balance sheet of SunOpta as at March 31, 2012 is presented as if the transaction had occurred on March 31, 2012. The accompanying unaudited pro-forma consolidated statements of operations of SunOpta for the three months ended March 31, 2012 and each of the three years in the period ended December 31, 2011 are presented as if the transaction had occurred on January 1, 2009. In order to derive the pro-forma financial information, the historical results of the Company have been adjusted to eliminate the assets, liabilities and results of operations of the Business, which have historically been consolidated by the Company. Pro-forma adjustments are described in the notes to the unaudited pro-forma consolidated financial statements.

The pro-forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual amounts could differ. The pro-forma adjustments are directly attributable to the Transaction and are expected to have a continuing impact on the results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro-forma consolidated financial statements have been made. The unaudited pro-forma consolidated financial information is for informational purposes only, and is not necessarily indicative of the operating results or financial position that would have been achieved had the Transaction been consummated on the dates indicated, and should not be construed as being representative of the Company’s future results of operations or financial position.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for each of the three years in the period ended December 31, 2011 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company’s consolidated financial statements and notes thereto and MD&A for the quarterly period ended March 31, 2012 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

Forward-Looking Statements

Statements included in this report regarding the expected gain on the Transaction, the estimated amount of the gain and anticipated savings due to the reduction or elimination of cost from management fees are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, and are based on information available to us on the date of this report. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on certain assumptions and analyses we make in light of our experience and our interpretation of current conditions, historical trends and expected future developments as well as other factors that we believe are appropriate in the circumstance. Whether actual results and developments will agree with our expectations and predictions is subject to many risks and uncertainties including, but not limited to, finalization of the closing balance sheet and related closing costs of the Transaction, cost rationalization initiatives and general economic conditions. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that our actual results or the developments we anticipate will be realized.

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the quarter ended March 31, 2012
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-forma

Revenues	274,542	15,214	(a)	259,328

Cost of goods sold	237,204	12,362	(a)	224,842

Gross profit	37,338	2,852		34,486
Selling, general and administrative expenses	22,549	2,119	(b)	20,430
Intangible asset amortization	1,273	80	(b)	1,193
Other expense, net	368	4	(b)	364
Foreign exchange loss	71	(11)	(b)	82

Earnings from continuing operations before the following	13,077	660		12,417

Interest expense, net	2,583	121	(c)	2,462

Earnings from continuing operations before income taxes	10,494	539		9,955

Provision for income taxes	3,831	144	(d)	3,687

Earnings from continuing operations	6,663	395		6,268

Loss from discontinued operations, net of income taxes	(224)	-		(224)

Earnings	6,439	395		6,044

Earnings attributable to non-controlling interests	547	-		547

Earnings attributable to SunOpta Inc.	5,892	395		5,497

Earnings per share – basic
- From continuing operations	0.09			0.09
- From discontinued operations	-			-
	0.09			0.08

Earnings per share – diluted
- From continuing operations	0.09			0.09
- From discontinued operations	-			-
	0.09			0.08

Weighted-average number of common shares
- Basic	65,809,505			65,809,505
- Diluted	66,381,560			66,381,560

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the year ended December 31, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-forma

Revenues	1,082,076	62,205	(a)	1,019,871

Cost of goods sold	950,345	51,718	(a)	898,627

Gross profit	131,731	10,487		121,244

Selling, general and administrative expenses	92,078	9,902	(b)	82,176
Intangible asset amortization	5,512	1,451	(b)	4,061
Other expense (income), net	5,097	7,929	(b)	(2,832)
Foreign exchange loss	947	(291)	(b)	1,238

Earnings from continuing operations before the following	28,097	(8,504)		36,601

Interest expense, net	8,839	461	(c)	8,378

Earnings from continuing operations before income taxes	19,258	(8,965)		28,223

Provision for income taxes	8,047	(2,008)	(d)	10,055

Earnings from continuing operations	11,211	(6,957)		18,168

Discontinued operations
Loss from discontinued operations, net of income taxes	(4,350)	-		(4,350)
Gain on sale of discontinued operations, net of income taxes	71	-		71
Loss from discontinued operations, net of income taxes	(4,279)	-		(4,279)

Earnings	6,932	(6,957)		13,889

Earnings attributable to non-controlling interests	1,636	-		1,636

Earnings attributable to SunOpta Inc.	5,296	(6,957)		12,253

Earnings (loss) per share – basic
- From continuing operations	0.15			0.25
- From discontinued operations	(0.07)			(0.07)
	0.08			0.19
Earnings (loss) per share – diluted
- From continuing operations	0.14			0.25
- From discontinued operations	(0.06)			(0.06)
	0.08			0.18

Weighted-average number of common shares
- Basic	65,644,372			65,644,372
- Diluted	64,583,149			66,583,149

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the year ended January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-forma

Revenues	898,309	66,632	(a)	831,677

Cost of goods sold	756,818	54,643	(a)	702,175

Gross profit	141,491	11,989		129,502

Selling, general and administrative expenses	95,486	13,079	(b)	82,407
Intangible asset amortization	4,675	1,199	(b)	3,476
Other expense, net	10,945	636	(b)	10,309
Goodwill impairment	1,654	1,654	(b)	-
Foreign exchange gain	(1,652)	(87)	(b)	(1,565)

Earnings from continuing operations before the following	30,383	(4,492)		34,875

Interest expense, net	9,749	395	(c)	9,354

Earnings from continuing operations before income taxes	20,634	(4,887)		25,521

Provision for income taxes	6,058	(1,212)	(d)	7,270

Earnings from continuing operations	14,576	(3,675)		18,251

Discontinued operations
Loss from discontinued operations, net of income taxes	(15,092)	-		(15,092)
Gain on sale of discontinued operations, net of income taxes	62,950	-		62,950
Earnings from discontinued operations, net of income taxes	47,858	-		47,858

Earnings	62,434	(3,675)		66,109

Earnings attributable to non-controlling interests	1,368	-		1,368

Earnings attributable to SunOpta Inc.	61,066	(3,675)		64,741

Earnings per share – basic
- From continuing operations	0.20			0.26
- From discontinued operations	0.73			0.73
	0.94			0.99
Earnings per share – diluted
- From continuing operations	0.20			0.26
- From discontinued operations	0.72			0.72
	0.92			0.98

Weighted-average number of common shares
- Basic	65,179,067			65,179,067
- Diluted	66,028,278			66,028,278

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Statement of Operations
For the year ended December 31, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Historical	Adjustments		Pro-forma

Revenues	819,031	65,807	(a)	753,224

Cost of goods sold	713,922	54,391	(a)	659,531

Gross profit	105,109	11,416		93,693

Selling, general and administrative expenses	88,337	13,208	(b)	75,129
Intangible asset amortization	4,648	1,185	(b)	3,463
Other expense, net	2,245	(37)	(b)	2,282
Goodwill impairment	8,841	-		8,841
Foreign exchange gain	(523)	62	(b)	(585)

Earnings from continuing operations before the following	1,561	(3,002)		4,563

Interest expense, net	13,839	516	(c)	13,323

Loss from continuing operations before income taxes	(12,278)	(3,518)		(8,760)

Recovery of income taxes	(3,038)	(1,028)	(d)	(2,010)

Loss from continuing operations	(9,240)	(2,490)		(6,750)

Loss from discontinued operations, net of income taxes	(330)	-		(330)

Loss	(9,570)	(2,490)		(7,080)

Loss attributable to non-controlling interests	(2,807)	-		(2,807)

Loss attributable to SunOpta Inc.	(6,763)	(2,490)		(4,273)

Loss per share – basic
- From continuing operations	(0.10)			(0.06)
- From discontinued operations	-			-
	(0.10)			(0.07)

Loss per share – diluted
- From continuing operations	(0.10)			(0.06)
- From discontinued operations	-			-
	(0.10)			(0.07)

Weighted-average number of common shares
- Basic	64,770,614			64,770,614
- Diluted	64,770,614			64,770,614

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc.
Pro-forma Consolidated Balance Sheet
As at March 31, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

	Historical	Adjustments		Pro-forma

Assets
Current assets
Cash and cash equivalents	3,729	(2)	(e)	3,727
Accounts receivable	113,221	(4,721)	(e)	108,500
Inventories	237,965	(10,971)	(e)	226,994
Prepaid expenses and other current assets	21,437	(173)	(e)	21,264
Current income taxes recoverable	1,501	-		1,501
Deferred income taxes	4,834	-		4,834
	382,687	(15,867)		366,820

Investments	33,845	-		33,845
Property, plant and equipment	126,066	(38)	(e)	126,028
Goodwill	57,276	-		57,276
Intangible assets	57,214	(525)	(e)	56,689
Deferred income taxes	10,875	-	(f)	10,875
Other assets	1,360	-		1,360
	669,323	(16,430)		652,893
Liabilities
Current liabilities
Bank indebtedness	130,368	(10,630)	(g)	119,738
Accounts payable and accrued liabilities	104,459	(5,457)	(e)	99,002
Customer and other deposits	6,225	-		6,225
Income taxes payable	2,067	-		2,067
Other current liabilities	1,181	-		1,181
Current portion of long-term debt	32,444	-		32,444
Current portion of long-term liabilities	890	-		890
	277,634	(16,087)		261,547

Long-term debt	33,383	-		33,383
Long-term liabilities	6,518	-		6,518
Deferred income taxes	28,597	-		28,597
	346,132	(16,087)		330,045

Equity
SunOpta Inc. shareholders’ equity
Capital stock (65,835,327 common shares)	182,269	-		182,269
Additional paid-in capital	14,718			14,718
Retained earnings	106,400	1,339	(h)	107,739
Accumulated other comprehensive income	3,376	(1,682)	(h)	1,694
	306,763	(343)		306,420
Non-controlling interests	16,428	-		16,428
Total equity	323,191	(343)		322,848
	669,323	(16,430)		652,893

See the accompanying notes to the unaudited pro-forma consolidated financial statements

SunOpta Inc. Notes to Unaudited Pro-forma Consolidated Financial Statements Unaudited (Expressed in thousands of U.S. dollars)

a)	This adjustment reflects the elimination of the revenues and cost of goods sold of the Business.

b)

This adjustment reflects the elimination of selling, general and administrative expenses (net of management fees charged by Corporate Services), intangible asset amortization, other income/expense (including a long-lived asset impairment charge of $7,510 in fiscal 2011), a goodwill impairment charge of $1,654 in fiscal 2010, and foreign exchange gain/loss of the Business. Not included in the pro-forma results are anticipated savings due to costs included in management fees that will be reduced or eliminated.

c)

This adjustment represents an estimate of the interest expense that would not have been incurred during the period if the net proceeds from the Transaction had been used to repay interest bearing debt.

d)

This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect in Canada for the periods presented.

e)	This adjustment reflects the elimination of assets and liabilities attributable to the Business.

f)

The tax effect of the estimated loss from the Transaction of $343 (before giving effect to the currency translation adjustment described below under note (h)) was offset by a corresponding increase in the valuation allowance.

g)

This adjustment reflects the receipt of cash consideration at closing of the Transaction of approximately $14,035 (Cdn - $14,000), net of estimated working capital adjustment of approximately $2,350, giving effect to the Transaction as at March 31, 2012, and estimated cash transaction costs of approximately $1,055, including professional fees and costs incurred to satisfy various conditions up to the closing date. The net proceeds have been applied against the outstanding balance of the line of credit facilities of SunOpta.

h)

This adjustment reflects the estimated gain of approximately $1,339, giving effect to the Transaction as at March 31, 2012, which includes a currency translation adjustment of approximately $1,682 related to the disposed net assets. This estimated gain has not been reflected in the pro-forma consolidated statements of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Asset Purchase Agreement.